EXHIBIT 10.1

UNION STATE BANK

KEY EMPLOYEES’ SUPPLEMENTAL

INVESTMENT PLAN

Adopted Effective December 1, 1994

Restated and Amended Effective July 1, 1997

Further Restated and Amended Effective January 1, 2005

UNION STATE BANK

KEY EMPLOYEES’ SUPPLEMENTAL INVESTMENT PLAN

The Supplemental Employees’ Investment Plan for Salaried Employees of Union State Bank (the “Plan”) was adopted effective December 1, 1994. The Plan was established and maintained by Union State Bank solely for the purpose of providing to a select group of highly compensated or management personnel who participate in the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) (“Qualified Plan”) benefits attributable to (i) contribution allocations which would otherwise be made under the Qualified Plan but for the compensation limitation of Internal Revenue Code of 1986 (“Code”) Section 401(a)(17), and (ii) contributions equal to amounts in excess of the limitations on annual additions imposed by Code Section 415.

Union State Bank desires to expand the purposes of the Plan to permit certain key executive employees designated by its Board of Directors to defer portions of their compensation, in order to continue to attract and retain talented executives with a competitive compensation package. Accordingly, Union State Bank has adopted the Plan for its key executive employees, and has restated and amended the Plan to provide for such deferral of compensation effective as of July 1, 1997. The Plan is a non-qualified deferred compensation plan subject to the requirements of section 409A of the Code and has been further amended and restated effective January 1, 2005 to reflect these requirements.

It is the intention of the parties that the arrangements contemplated by the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

Accordingly, Union State Bank hereby adopts, amends and restates the Plan pursuant to the terms and provisions set forth below:

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1 “Board”

Section 1.2 “Change in Control Event”

Section 1.3 “Code”

Section 1.4 “Company”

Section 1.5 “Deferred Compensation Account”

Section 1.6 “Matching Contribution”

Section 1.7 “Optional Contribution”

Section 1.8 “Participant”

Section 1.9 “Plan”

Section 1.10 “Plan Year”

Section 1.11 “Qualified Plan”

Section 1.12 “Salary Reduction Agreement”

Section 1.13 “Salary Reduction Contribution”

Section 1.14 “Service Recipient”

Section 1.15 “Termination of Employment”

Section 1.16 “USB Stock”

ARTICLE II

ELIGIBILITY

ARTICLE III

CONTRIBUTIONS

Section 3.1 Salary Reduction Contributions

Section 3.2 Salary Reduction Agreement

Section 3.3 Matching Contributions

Section 3.4 Optional Contributions

Section 3.5 Limits on Contributions

Section 3.6 Whole Share Price Limitation on Contributions

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS; DIVIDENDS

Section 4.1 Investment of Contributions

Section 4.2 Application of Dividends

ARTICLE V

DISTRIBUTIONS

Section 5.1 Payment Elections

Section 5.2 Mandatory Cashout of Small Balances

Section 5.3 Restrictions on Payments to Specified Employees

Section 5.4 Certain One-time Elections

ARTICLE VI

ADMINISTRATION OF THE PLANS

Section 6.1 Administration by the Company

Section 6.2 General Powers of Administration

Section 6.3 Financial Accounting

ARTICLE VII

AMENDMENT OR TERMINATION

Section 7.1 Amendment or Termination

Section 7.2 Effect of Amendment or Termination

Section 7.3 Suspension of the Plan

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Participant’s Rights Unsecured

Section 8.2 No Guarantee of Benefits

Section 8.3 No Enlargement of Employee Rights

Section 8.4 Spendthrift Provisions

Section 8.5 Applicable Law

Section 8.6 Incapacity of Recipient

Section 8.7 Corporate Successors

Section 8.8 Unclaimed Benefit

Section 8.9 Limitations on liability

Section 8.10 Compliance with Section 409A of the Code

Section 8.11 Accelerated Vesting Upon a Change in Control

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

Section 1.1.	“Board” means the Board of Directors of the Company.

Section 1.2.        “Change in Control Event” means, with respect to a Participant: (a) a change in ownership of the Participant’s Service Recipient; (b) a change in effective control of the Participant’s Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Participant’s Service Recipient. The existence of a Change in Control Event shall be determined by the Plan Administrator in accordance with section 409A of the Code and the regulations there under.

Section 1.3.         “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

Section 1.4.       “Company” means Union State Bank, a New York State banking association, or, to the extent provided in Section 8.7 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

Section 1.5.         “Deferred Compensation Account” means the account maintained by the Company under the plan for a Participant that is credited with amounts contributed under Section 3.1 and 3.3 of the Plan.

Section 1.6.         “Matching Contribution” means the Matching Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.3 of the Plan in any Plan Year.

Section 1.7.        “Optional Contribution” means the Optional Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.4 of the Plan in any Plan Year.

Section 1.8.        “Participant” means a salaried employee of the Company to whom or with respect to whom contributions may be made under the Plan.

Section 1.9.	“Plan” means the Key Employees’ Supplemental Investment Plan.

Section 1.10.      “Plan Year” means the calendar year. However, the first Plan Year was the period commencing December 1, 1994, and ending December 31, 1994.

Section 1.11.      “Qualified Plan” means the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions), and each predecessor, successor, or replacement plan.

Section 1.12.     “Salary Reduction Agreement” means the written salary reduction agreement entered into by a Participant with the Company pursuant to the Plan.

Section 1.13.       “Salary Reduction Contribution” means the salary reduction contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.1 of the Plan in any Plan Year.

Section 1.14.      “Service Recipient” means with respect to a Participant on any date: (a) the corporation for which the Participant is performing services on such date; (b) all corporations that are liable to the Participant for the benefits due to him under the Plan; (c) a corporation that is a majority shareholder of a corporation described in Section 1.14(a) or (b); or (d) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in Section 1.14 (a) or (b).

Section 1.15.      “Termination of Employment” means separation from service (as such term is defined for purposes of section 409A of the Code).

Section 1.16.	“USB Stock” means common stock of U.S.B. Holding Co., Inc.

ARTICLE II

ELIGIBILITY

An employee who is one of a select group of highly compensated or management personnel who is designated eligible to participate by the Board, shall be eligible to participate in the Plan. Notwithstanding the above, any employee with total compensation in excess of compensation limits for Employee Stock Ownership, or other qualified plans, may participate on the first day of such eligibility.

ARTICLE III

CONTRIBUTIONS

Section 3.1.         Salary Reduction Contributions. The Salary Reduction Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

(a)          Any portion of the Participant’s gross compensation (salary, bonus, other cash compensation for services) for a Plan Year

Less

(b)          The amount of the Qualified Plan Salary Reduction Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

Salary Reduction Contributions for the benefit of the Participant shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant on the date the compensation would otherwise have been payable, but for the Salary Reduction Agreement.

Section 3.2.         Salary Reduction Agreement. As a condition to the Company’s obligation to make a Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Salary Reduction Agreement The Agreement for any Plan Year shall be made before the beginning of that Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which such revocation is to be effective, except that in the first year of participation, a Participant may enter the Plan by executing a Salary Reduction Agreement within 30 days after first becoming eligible, which shall apply to compensation payable for services rendered after the Salary Reduction Agreement is delivered to the Company. The Participant shall always be vested in Salary Reduction Contributions.

Section 3.3.       Matching Contributions. The Matching Contribution made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

(a)          The lesser of the matching contribution that would be allocated to Participant at the matching rate as determined in accordance with the Qualified Plan provisions with respect to the aggregate amount of Salary Reduction Contribution actually made by Participant to the Qualified Plan and this Plan, or the Qualified Plan Company Matching Contribution which would have been allocated to the Qualified Plan account of the Participant for the Plan Year if the Participant had contributed to the Qualified Plan the maximum percentage of his gross compensation provided by the Qualified Plan, without giving effect to any reduction in the Qualified Plan Salary Reduction Contribution required by the limitations imposed by Code Sections 402(g) or 415 of the Code on the Qualified Plan.

Less

(b)          The amount of the Qualified Plan Company Matching Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

Company Matching Contributions for each plan year shall become 100% vested on the last day of each Plan Year, provided that the Participant remains an employee of the Company on such date; otherwise, all Company Matching Contributions for such Plan Year shall be forfeited. Company Matching Contributions for the benefit of a Participant for any Plan Year shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant within fifteen (15) days of the last day of such Plan Year. Company Matching Contributions not made within fifteen (15) days of the last day of such Plan Year will include interest at the prevailing Federal Funds rate as published in the Wall Street Journal from the date such contribution should be made to the date actually paid.

Section 3.4.        Optional Contributions. The Optional Contribution made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

(a)          The Qualified Plan Company Optional Contribution which would have been allocated to the Qualified Plan account of the Participant for the Plan Year, considering the full amount of the Participant’s compensation, without giving effect to any reduction in the Qualified Plan Company Optional Contribution required by the limitations on compensation imposed on the Qualified Plan by Code Sections 401(a)(17) and/or 415

Less

(b)          The amount of the Qualified Plan Company Optional Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

Any Optional Contributions for the benefit of a Participant for any Plan Year shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant within fifteen (15) days of the last day of such Plan Year. Company Matching Contributions not made within fifteen (15) days of the last day of such Plan Year will include interest at the prevailing Federal Funds rate as published in the Wall Street Journal from the date such contribution should be made to the date actually paid.

(c)          A Participant’s account balance in optional contributions will not be fully vested at all times. Rather, the Participant will be vested in this account to the same extent that his optional account under the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) is vested.

Section 3.5.         Limits On Contributions. Notwithstanding the above, the total employee matching or optional contributions shall not exceed twenty-five percent of each Participant’s total compensation in any Plan Year.

Section 3.6.        Whole Share Price Limitation on Contributions. Notwithstanding the provisions of above sections 3.1, 3.2, 3.3 and 3.4, all contributions to this Plan shall be limited to amounts that will purchase whole shares of USB Stock at the market price paid for such shares on the date the contribution(s) are to be credited to Participants’ Deferred Compensation Accounts. Any additional amounts that would be contributed to the Plan but for this Section shall (i) be returned to the Participant or to the Company, and shall not be credited to Participants’ Plan accounts or applied to purchase fractional shares of USB Stock, or (ii) if de minimis, held for future purchase of Company Stock for the benefit of the Participant.

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS; DIVIDENDS

Section 4.1.      Investment of Contributions. Amounts credited hereunder to a Participant’s Deferred Compensation Account shall be treated as if they were actually invested in USB Stock on the dates amounts are credited to the Deferred Compensation Account pursuant to

Article III hereof. For purposes of reporting to Participants, each Deferred Compensation Account shall be credited with appreciation, depreciation, gains, and/or losses as if actually invested in USB Stock.

If the Company elects to fund any of its liability hereunder through a trust or other funding mechanism, the company shall do so only with shares of USB Stock, and shall acquire, issue or release from Treasury such shares of USB Stock on the dates amounts are credited to Participants’ Deferred compensation Accounts pursuant to Article III hereof.

SECTION 4.2.        APPLICATION OF DIVIDENDS. IF THE COMPANY ELECTS TO FUND ANY OF ITS LIABILITY HEREUNDER THROUGH A TRUST OR OTHER FUNDING MECHANISM, DIVIDENDS PAID ON USB STOCK HELD BY SUCH TRUST OR OTHER FUNDING VEHICLE SHALL BE PAID TO SUCH TRUST OR OTHER FUNDING VEHICLE AND SHALL BE APPLIED ON THE DATE RECEIVED TO THE PURCHASE OF ADDITIONAL SHARES OF USB STOCK. THE PLAN ADMINISTRATOR AND/OR THE TRUSTEE OR OTHER FUNDING VEHICLE SHALL ACCEPT ONLY SUCH AMOUNTS OF DIVIDENDS AS SHALL EQUAL (ON THE DATE RECEIVED) THE PURCHASE PRICE OF THE MAXIMUM NUMBER OF WHOLE SHARES OF USB STOCK, AT THE MARKET PRICE (PAID FOR SUCH SHARES) ON THE DATE DIVIDENDS ARE PAID, THAT CAN BE PURCHASED WITHOUT ANY EXCESS CASH OR OTHER PROPERTY REMAINING IN THE PLAN, TRUST OR OTHER VEHICLE. THE PLAN ADMINISTRATOR SHALL APPLY ANY EXCESS AMOUNTS AS IT DEEMS APPROPRIATE, PROVIDED THEY DO NOT BECOME PART OF THE PLAN’S ASSETS AT ANY TIME UNLESS SUCH AMOUNT IS DIMINIMUS INASMUCH AS SUCH DIVIDEND MAY BE HELD TO PURCHASE COMPANY STOCK IN THE FUTURE FOR THE BENEFIT OF THE PARTICIPANT.

ARTICLE V

DISTRIBUTIONS

Section 5.1.        Payment Elections. All amounts credited to a Participant’s Deferred Compensation Account, including gains and losses credited in accordance with Article IV of the Plan, shall be distributed, to or with respect to a Participant only upon Termination of Employment for any reason including death or upon a Change in Control Event. All amounts distributable under the Plan shall be distributed in the manner selected by Participant.

Distribution shall be made solely in shares of USB Stock.

1.            Distribution of a Participant’s Deferred Compensation Account in a single distribution on the first day of the calendar month or calendar year following the occurrence of the distribution event; or

2.            Distribution of a Participant’s Deferred Compensation Account in substantially equal annual installments beginning on the first day of the calendar month or calendar year following the occurrence of the distribution event and continuing over a period not exceeding fifteen (15) years (provided that such period does not exceed the life expectancy of the Participant); or

3.	Any combination of the foregoing.

If no such election is made, the distribution will be made in a single distribution on the first day of the calendar month following the occurrence of the distribution event.

If a Participant should die before distribution of the full amount of the Deferred Compensation Account had been made to him, any remaining amounts shall be distributed to his beneficiary in the same manner and to the same extent as the Participant would have received distributions in accordance with the foregoing.

A Participant may, but is not required to make a separate distribution election that will apply to payments due following a Change in Control Event.

Section 5.2.         Mandatory Cashout of Small Balances. Notwithstanding anything in the Plan to the contrary, if, as of December 31 of any calendar year following a Participant’s Termination of Employment, the balance credited to his Deferred Compensation Account is $10,000 or less, the entire balance credited to his Deferred Compensation Account shall be distributed in shares of Company stock (fractional shares paid in cash) in a single lump sum payment as soon as practicable during the immediately following calendar year.

Section 5.3.        Restrictions on Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a specified employee (within the meaning of section 409A of the Code) on or after the date of his Termination of Employment shall be made sooner than six (6) months after such Termination of Employment.

Section 5.4.	Certain One-time Elections.

(a)         Notwithstanding anything in the Plan to the contrary, each active or terminated Participant in this Plan may elect, by written notice given at any time prior to January 1, 2006, to receive all, but not less than all, of his vested and unpaid benefits under this Plan in a single lump sum payment as of December 31, 2005 in full settlement of all of his rights under this Plan.

(b)         Notwithstanding anything in this Plan to the contrary, each Participant may elect, by written notice given at any time prior to January 1, 2006 to receive all, but not less than all, of his vested and unpaid benefits under this Plan beginning at any time and payable in any form permitted under this Plan (including but not limited to an election that any accrued but unpaid vested benefits be paid in a lump sum as soon as practicable following a Change in Control Event).

ARTICLE VI

ADMINISTRATION OF THE PLAN

Section 6.1.         Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

Section 6.2.         General Powers of Administration. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinion and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

SECTION 6.3.         FINANCIAL ACCOUNTING. THE COMPANY INTENDS THIS PLAN TO QUALIFY, UNDER EITF CONSENSUS DATED JULY 23, 1998 RELATING TO ISSUE 97-14 (“EITF 97-14”), FOR FINANCIAL ACCOUNTING, IN THE COMPANY’S FINANCIAL STATEMENTS, AS A “PLAN A” TYPE PROGRAM, UNDER WHICH USB STOCK HELD BY ANY TRUST OR OTHER FUNDING MECHANISM UTILIZED BY THE COMPANY AND THE RELATED DEFERRED COMPENSATION OBLIGATION OF THE COMPANY EACH SHALL BE RECORDED IN STOCKHOLDERS, EQUITY, IN AN AMOUNT EQUAL TO THE ORIGINAL AMOUNTS OF DEFERRED COMPENSATION CREDITED UNDER THE PLAN WITHOUT THE NEED TO ADJUST THE USB STOCK OR THE OBLIGATION TO A MARKET VALUE LEVEL. TO THE EXTENT THIS PLAN MUST BE INTERPRETED AT ANY TIME, IT SHALL BE INTERPRETED TO HAVE THE MEANING THAT CONFORMS TO THE REQUIREMENTS TO EITF 97-14.

ARTICLE VII

AMENDMENT OR TERMINATION

Section 7.1.        Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

Section 7.2.         Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of the Deferred Compensation Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, all amounts credited to each participant shall fully vest, and distribution of amounts in the Deferred Compensation Account shall be made to the Participant or his beneficiary in the manner and at the time described in Article V of the Plan. No additional credits of Salary Reduction or Matching Contributions shall be made to the Deferred Compensation Account of a Participant after termination of the Plan, but the Company shall continue to credit gains to the Deferred Compensation Account pursuant to Article IV until the balance of the Deferred Compensation Account has been fully distributed to the Participant or his beneficiary.

Section 7.3.         Suspension of the Plan. The Company reserves the right, in its sole and absolute discretion, by action of the Board, to suspend the operation of the Plan, but only in the following circumstances:

(a)          With respect to Salary Reduction Contributions, Mandatory Contributions to be earned and paid in calendar years beginning after the date of adoption of the resolution suspending the operation of the Plan; and

(b)          At such other time and in such other circumstances as may be permitted under section 409A of the Code.

In such event, no further compensation shall be deferred following the effective date of the suspension and Deferred Compensation Accounts in existence prior to such date shall continue to be maintained, and payments shall continue to be made, in accordance with the provisions of the Plan.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.         Participant’s Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder; provided, however, that the Company in its sole discretion may establish a reserve, segregate specific assets, or create a trust or other vehicle, to hold assets for purposes of administering the Plan or for its own financial purposes. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company, including any reserve, segregated assets, or trust assets that may be maintained by the Company.

Section 8.2.         No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

Section 8.3.         No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

Section 8.4.         Spendthrift Provisions. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, anticipation, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

Section 8.5.         Applicable Law. The Plan shall be construed and administered under the laws of the State of New York.

Section 8.6.         Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

Section 8.7.         Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger, or consolidation only if and to the extent that the transferee, purchaser, or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser, or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

Section 8.8.         Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant’s Deferred Compensation Accounts may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three year after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

Section 8.9.         Limitations on liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability, or expense incurred in connection with the Plan. However, the preceding sentence shall not apply to liability for criminal acts or willful misconduct.

Section 8.10.       Compliance with Section 409A of the Code. The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition, the Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

Section 8.11.	Accelerated Vesting Upon a Change in Control.

(a)         Each Participant’s benefit under the Plan shall become 100% vested upon the occurrence of a Change in Control of the Employer while the Participant is an Employee.

(b)          A Change in Control of the Employer shall be deemed to have occurred upon the happening of any of the following events:

(i)           consummation of a reorganization, merger, or consolidation of U.S.B. Holding Co., Inc. with one or more other persons, other than a transaction following which more than 20% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by a person who, on January 1, 1994, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 20% of the securities entitled to vote generally in the election of directors of U.S.B. Holding Co., Inc.

(ii)          a transaction or series of transactions resulting in the acquisition of all or substantially all of the assets of U.S.B. Holding Co., Inc. or beneficial ownership

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the outstanding securities of U.S.B. Holding Co., Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, who do not, prior to such transaction or series of transactions already beneficially own more than 20% of such outstanding securities;

(iii)         a complete liquidation or dissolution of U.S.B. Holding Co., Inc., or approval by its stockholders of a plan for such liquidation or dissolution.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of U.S.B. Holding Co., Inc., an affiliated employer, or a subsidiary of either of them, by U.S.B. Holding Co., Inc., an affiliated employer, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 9.5(b), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

IN WITNESS WHEREOF, the Company has formally adopted this amended and restated Plan effective as of January 1, 2005.

UNION STATE BANK

By: /s/ Thomas E. Hales

Thomas E. Hales – Chairman and CEO

UNION STATE BANK

100 Dutch Hill Road

Orangeburg, New York 10962

KEY EMPLOYEES’ SUPPLEMENTAL INVESTMENT PLAN

SALARY REDUCTION AGREEMENT

As a condition to receiving a Salary Reduction and Matching Contribution under the Key Employees’ Supplemental Investment Plan (the “Plan”) of Union State Bank (the “Bank”), I hereby agree that the salary, inclusive of bonuses, otherwise payable to me by Union State Bank for any Plan Year commencing with the Plan Year which begins January 1, 2006, shall be reduced by _________ percent per pay period after I have met all 401(k) qualified plan provisions under the Bank’s Employee Stock Ownership Plan (With 401(k) Provisions) (“KSOP”). Such amount shall be paid by the Bank as a salary reduction contribution for my benefit pursuant to the terms of the Plan.

Date	Participant